UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2007

SYNVISTA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16043	13-3304550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 West Grand Avenue
Montvale, New Jersey 07645
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (201) 934-5000

Alteon Inc.
___________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(a) - (d), (f) Not applicable

(e) On July 20, 2007,at the annual meeting of stockholders of Alteon Inc. (the “Company”), stockholders of the Company approved an amendment to the Alteon Inc. 2005 Stock Plan (the “Plan”), that increased the number of shares of common stock reserved for issuance under the Plan from 10,000,000 shares to 63,000,000 shares (prior to the implementation of a previously announced reverse stock split). As announced on July 20, 2007, the reverse stock split, which was also approved by the stockholders of the Company at the meeting on July 20, will be implemented at a ratio of 1:50. As a result, the number of shares reserved for issuance under the plan is now 1,260,000.

ITEM 8.01 OTHER EVENTS

On July 20, 2007, stockholders of the Company approved an amendment to the Company’s Restated Certificate of Incorporation to change the name of the corporation from Alteon Inc. to Synvista Therapeutics, Inc. The Company amended its Restated Certificate of Incorporation to reflect this change on July 24, 2007. The name change became effective on July 25, 2007.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1 Press Release of the Company dated July 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNVISTA THERAPEUTICS, INC.

Date: July 25, 2007	By:	/s/ Noah Berkowitz, M.D., Ph.D.
Noah Berkowitz, M.D., Ph.D.
President and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description

99.1	Press Release of the Company dated July 20, 2007